Exhibit 99.1

China Logistics Group Sees Shipping Volumes for Its South American Route Out of Shanghai Doubling in 2013

SHANGHAI, CHINA--(02/13/2013) - China Logistics Group, Inc. (OTC QB: CHLO), an international freight forwarder and logistics management company, announced today that it sees shipping volumes doubling in 2013 for its South American route out of Shanghai launched in 2012.

China Logistics began offering freight forwarding services from China to destinations in South America in March of 2012. Trade between China and South America has increased significantly in the past ten years due in large part to strong economic growth in countries like Brazil and Argentina.  Management’s decision to begin providing freight forwarding services to Brazil and Argentina out of Shanghai in 2012 led to the Company achieving freight volume of 3,000 TEU or, twenty foot equivalent units, generating revenue for the year from the South American route of approximately $720,000 with $ 139,000 in gross profit. In 2013, management expects its shipping business to the South America route to double to volumes of at least 6,000 TEU generating revenue over $1,400,000.

Danny Chen, Chairman and CEO of China Logistics Group, commented, “According to Chinese Trade Ministry Counselor Yu Zhong, trade between China and Latin America increased by 1,200% from $10 billion to $130 billion dollars between 2000 and 2009 with the value of trade increasing to $241.5 billion in 2011. Only the United States was a larger trading partner in 2011. The top five nations in this trade zone were Brazil, Mexico, Chile, Venezuela and Argentina.  Management believes ongoing economic expansion in South America represent a perfect business opportunity for the company to expand its coverage area.  Management believes growth in volume for its South America route has the potential to grow for the foreseeable future and will become one of its largest revenue generating shipping routes within the next several years.”

About China Logistics Group, Inc.

China Logistics Group, Inc. (OTCQB: CHLO) is a U.S. company doing business in China through its subsidiary Shandong Jiajia International Freight & Forwarding Co., Ltd. (Shandong Jiajia). Established in 1999; Shandong Jiajia is an international freight forwarder and logistics manager located in China. Shandong Jiajia acts as an agent for international freight and shipping companies. It sells cargo space and arranges land, maritime, and air international transportation for clients seeking primarily to export goods from China. For more information please visit http://www.chinalogisticsinc.com.

Safe Harbor Statement

China Logistics Group, Inc. is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our guidance and expectations regarding our South American shipping volumes and economic expansion in South America and other risk factors impacting our company, some of which may be beyond our control.  We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Contact:

Dore Perler
U.S. Representative
954-232-5363
dore@pearlgroupadvisors.com